COMMERCIAL LEASE

THIS LEASE is made and entered into this 23rd day of March, 2012, by and between Lanz Properties, LLC ("Lessor") and Entia Biosciences, Inc. , a Nevada corporation in good standing ("Lessee").

The Lessor and the Lessee, for and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

ARTICLE 1.  AGREEMENT TO LEASE

Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and prompt performance by the Lessee of the covenants and agreements to be kept and performed by Lessee, Lessor does hereby lease, let and demise to Lessee, and Lessee hereby leases from Lessor, that portion of the commercial building located at 13565 SW TualatinSherwood Road, Sherwood, OR 97140, Suite 800, consisting of a total of 13,081 total useable square feet, of which approximately 9,875 square feet is shell with 4,925 square feet of warehouse, 4,950 square feet of main level office and 3,206 square feet of 2nd level office space ("the Premises"), representing 12% of the total leasable space ("Lessee's Percentage"). The premises are part of the building commonly known as the Sherwood Business Center. References to "Common Area" shall include the common area for the Sherwood Business Center. Lessee's Percentage shall be used to compute the amount of Additional Rent as set forth in Section 3.5.

ARTICLE 2.  TERM.

2.1  Initial Term. The term of this Lease (the "Term") shall commence on June 1st, 2012 (the "Commencement Date"), and shall continue for a period of 38 months to and until July 31st, 2015, unless sooner terminated or extended as set forth in this Lease.

2.2  Renewal Options. There are no Options to Renew as part of this lease.

2.3  Possession. Lessee 's right to possession and obligations under this Lease shall begin on the Commencement Date. Lessor shall have no liability for delays in delivery of possession and Lessee will not have the right to terminate this Lease because of delay in delivery of possession except as hereinafter provided.

2.4  Condition of Premises. The Lessor shall deliver the premises in "broom clean" condition with all heating, plumbing, lighting, electrical systems in good working order except as provided herein. The Premises are leased by Lessor and accepted by Lessee in an "As Is" condition. Lessee shall have the right to inspect the premises prior to taking possession.

ARTICLE 3.  RENT

3.1  Base Rent. Lessee shall pay to Lessor all Base Rent and Additional Rent (collectively the "Rent") as set forth in this Lease. Lessee covenants and agrees to pay to

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Lessor, promptly when due, without notice or demand and without deduction or setoff of any amount whatsoever, the following sum per month as Base Rent for the Premises:

Rent Period

Amount

June 2012 thru September 2012

$0.00 Base Rent and $0.00 NNN

October 2012 thru May 2013

$3,160.00 per month NNN

June 2013 thru May 2014

$3,246.00 per month NNN

June 2014 thru July 2015

$3,343.00 per month NNN

All Base Rent shall be paid in advance, on the first day of each month during the Term. NNN charges for 2012 are estimated at $0.115 per square foot per month and shall be calculated on the shell only at 9,875 square feet. NNN increases shall be capped at no more than 5% annually.

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3.2  Place of Payment. All amounts payable under Section 3.1 above, as well as all other amounts payable by Lessee to Lessor under the terms of this Lease, shall be paid at the office of Lessor set forth in Article 31 or at such other place as Lessor shall from time to time designate by notice to Lessee, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

3.3  Net Lease. It is intended that the Base Rent provided for in this Article shall be an absolutely net return to Lessor throughout the Term, free of any expense, charge, or other deduction whatsoever, including all claims, demands, or setoffs of any nature whatsoever.

3.4  No Setoff. Lessee shall also pay without notice, except as may be provided in this Lease, and without abatement, deduction, or setoff, as additional rent, all sums, impositions, costs, and other payments which Lessee in any of the provisions of this Lease assumes or agrees to pay, and in the event of any nonpayment, Lessor shall have (in addition to all other rights and remedies) all the rights and remedies provided for in this Lease or by law in the case of nonpayment of the Base Rent.

3.5  Additional Rent. All NNN costs including taxes, insurance costs, utility charges, Operating Costs (as defined in Section 4.2) and/or other amounts that Lessee is required to pay by this Lease, and any other sum that Lessee is required to pay to Lessor or third pm1ies shall be Additional Rent.

3.6  Security Deposit. As security for the payment of rents and performance of other obligations and covenants contained herein by Lessee, Lessee shall deposit with Lessor the sum of $2,000.00 as a security deposit. Upon termination of this Lease Agreement, any amounts not charged to Lessee by Lessor as a result of Lessor's failure to comply with this Lease, shall be returned to Lessee, together with a complete accounting for any reductions in such return within thi11y (30) days from the termination date. Lessor shall not be obligated to keep the security deposit in a separate account and may co-mingle the deposit amount with Lessor's funds.

ARTICLE 4.  OPERATING COSTS AND COMMON AREAS

4.1  Common Areas. For the purposes of this Lease, the term "Common Areas" include, but are not limited to, all entrances, lobbies, elevators, stairs, corridors, and other

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public areas of the Building ("Building Common Areas"), and the sidewalks and pedestrian walkways, parking areas, driveways, and landscaped areas located in the building known as the Sherwood Business Center and the remainder located at the Sherwood Business Center ("Sherwood Common Areas").

4.2  Operating Costs. Commencing on the date of this Lease, Lessee agrees to pay Lessor, Lessee's share of the operating costs. For the purposes of this Lease, operating costs ("Operating Costs") shall be part of the NNN charge and means all costs, expenses, charges and disbursements of every kind, nature or description whatsoever, paid or incurred by Lessor (or on Lessor's behalf) as reasonably determined by Lessor to be related to the ownership, efficient operation, maintenance, repair, replacement, and administration of the Building, Common Areas, and personal property used in conjunction therewith, which includes without limitation:

(1)  Salaries, wages, medical, surgical, union, and general welfare benefits (including, without limitation, group life insurance), and pension payments of employees of Lessor engaged in the repair, operation, maintenance, and administration of the Building and/or Common Areas;

(2)  Payroll taxes, workers' compensation insurance, uniforms, and related expenses for employees;

(3)  The cost of all charges for refuse collection and removal, electricity, water, sewer and other utilities and services furnished to the Building, and/or Common Areas, together with any taxes on such utilities;

(4)  The cost of sweeping, maintaining, and replacing parking areas, driveways, and sidewalks;

(5)  The cost of all charges for insurance, including rent loss insurance, casualty, liability, fire with extended coverage endorsement, and fidelity insurance, carried by Lessor with respect to the Building and/or Common Areas and the personal property used in connection therewith and the amount of any deductible, to the extent absorbed by Lessor;

(6)  The cost or rental of all supplies, materials, and equipment, and sales and other taxes on such items;

(7)  The cost of hand tools and other movable equipment used in the repair, maintenance, or operation of the Building and/or Common Areas amortized over the useful life of such hand tools and movable equipment (as reasonably estimated by Lessor);

(8)  The cost of security services and systems;

(9)  Charges of independent contractors providing services and/or performing repairs to the Building and/or Common Areas;

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(10)  Noncapital repairs;

(11)  The cost of any capital improvements or repairs to the Building and/or Common Areas and/or of any machinery or equipment installed in the Building and/or Common Areas amortized (with interest at the rate of nine percent (9%) on the unamortized balance) over the useful life of the improvement, machinery, and/or equipment as reasonably estimated by Lessor, which is made or becomes operational, as the case may be, after the completion of the construction of the Building and/or Common Areas and that have a reasonable probability of reducing the expenses that otherwise would be included in Operating Costs, subject to lessee's approval, consent of which shall not be unreasonably withheld;

(12)  Reasonable accounting and other professional fees incurred in connection with the operation, maintenance, and management of the Building and/or Common Areas;

(13)  The cost of landscape maintenance, replacement, and repair;

(14)  Taxes on the Sherwood Business Center. For the purposes of this Article 4, Taxes shall mean (1) all real property taxes and assessments, including without limitation, any special assessments, and personal property taxes, charges, rates, duties, and assessments rated, levied, or imposed by any governmental authority with respect to the Sherwood Business Center; and (2) any tax or fee in lieu of a real property tax on the Building, Suite 500, Sherwood Business Center;

(15)  Licenses, permits, and inspection fees; subsidies and other payments required by public bodies and costs incurred in connection with compliance with governmental requirements;

(16)  All other charges properly allocable to the operation, repair, and maintenance of the Building and/or Common Areas in accordance with generally accepted accounting principles.

Operating Costs shall not include:

(1)  Depreciation or amortization (except as specifically provided above);

(2) Interest on and amortization of debts (except as specifically provided above);

(3)  Refinancing costs;

(4)  Damages recoverable by any Lessee due to violation by Lessor of any of the terms and conditions of this Lease or any other lease relating to the Building and/or Common Areas;

(5)  Repairs occasioned by fire, windstorm, or other casualty, to the extent such repairs are paid for by insurance proceeds; and

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(6) Capital repairs and replacements (except as specifically provided above).

As used in this Article, the term "Operating Cost Year" means a calendar year, and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs, and payments referred to in this Article shall be prorated on a daily basis.

Lessee shall pay its pro rata share of the Operating Costs during each Operating Cost Year. Lessee's pro rata share of the Operating Costs attributable to the Building and the Building Common Areas shall be the total Operating Costs attributable to the Building and the Building Common Areas, multiplied by Lessee's Percentage. Lessee's pro rata share of the Operating Costs attributable to the Sherwood Common Areas shall be the Sherwood Common Area Operating Costs allocated to the Sherwood Business Center, multiplied by Lessee's Percentage. The term Lessee's Percentage shall mean a percentage, the numerator of which is the number of shell square feet in the Premises (9,875) and the denominator of which is the total leasable square feet of the Building. Notwithstanding the foregoing with regard to all insurance and taxes attributable to the Building and Suite 800, Lessee's Percentage shall mean a percentage, the numerator of which is the number of square feet of the Premises and the denominator of which is the total number of leasable square feet of all occupied space in the Building. Lessee's Percentage shall be changed from time to time to reflect any change in the total square footage of the leasable space in the Building or the total square footage of the Building.

It is understood and agreed that there shall be included in the expense base for calculating Lessee's pro rata share of the Operating Costs, an administration fee equal to five percent (5%) of the total expenses incurred by Lessor (or on Lessor's behalf) in the administration, supervision, operation, maintenance, and repair of the Building and Common Areas as herein above described.

At least ten (10) days before each Operating Cost Year commences during the Term, Lessor shall furnish Lessee with a written statement setting forth an estimate of Lessee's pro rata share of the Operating Costs for the next Operating Cost Year. Lessee shall pay to Lessor as Additional Rent commencing on the first day of the Operating Cost Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth of the amount of Lessee's pro rata share as shown in Lessor's written statement. In the event Lessor delivers the written statement late, Lessee shall continue to pay to Lessor an amount equal to one-twelfth of Lessee's pro rata share of the estimated Operating Costs for the immediately preceding Option Cost Year until Lessor furnishes the written statement, at which time Lessee shall pay the amount of any excess of Lessee's pro rata share for the expired portion of the current Operating Cost Year over Lessee's actual payments during such time and any excess payments by Lessee shall be credited to the next due payment of Base Rent from Lessee. The late delivery of any written statement by Lessor shall not constitute a waiver of Lessee's obligation to pay its pro rata share of Operating Costs nor subject Lessor to any liability, but Lessor shall use reasonable efforts to deliver such written statements of estimated Operating Costs as soon as reasonably possible after the commencement of each Operating Cost Year.

Within 120 days after the close of each Operating Cost Year during the Term, Lessor shall deliver to Lessee a written statement (the "Operating Statement") setting forth Lessee's

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actual pro rata share of the Operating Costs for the preceding Operating Cost Year. In the event Lessee's pro rata share of the actual Operating Costs is in excess of the Lessee's pro rata estimated Operating Costs, Lessee shall pay the amount of such excess to Lessor as Additional Rent within thirty (30) days after receipt of such statement by Lessee. In the event Lessee's pro rata share of the actual Operating Costs is less than Lessee's pro rata share of the estimated Operating Costs actually paid by Lessee, then the amount of the excess overpayment shall be credited by Lessor to Lessee's next payment(s) of Operating Costs (or refund, if the Term of the Lease has expired). The late delivery of any written statement by Lessor shall not constitute a waiver of Lessee's obligation to pay its pro rata share of Operating Costs, but Lessor shall use reasonable efforts to deliver such written statements of estimated Operating Costs as soon as reasonably possible after the commencement of each Operating Cost Year.

The Operating Statement referred to in this Article need not be audited but shall contain sufficient detail to enable Lessee to verify the calculation of its pro rata share. In addition, Lessee, upon at least five days' advance written notice to Lessor and during business hours, may examine any invoices, receipts, cancelled checks, vouchers, or other instruments used to support the figures shown on the Operating Statement, provided, however, that Lessee shall be entitled to such an examination only once in each Operating Cost Year.

Each such Operating Statement given by Lessor pursuant to this Article shall be conclusive and binding on Lessee, and deemed accepted by Lessee, unless, within thirty (30) days after the receipt of such Operating Statement, Lessee shall notify Lessor that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect. If such disputes have not been settled by agreement, either party, within thirty (30) days after receipt of such Operating Statement, may pursue its available legal remedies, but Lessee agrees that a dispute over the Operating Statement or any error by Lessor in interpreting or applying this Article or in calculating the amounts in the Operating Statement shall not be a breach of this Lease by Lessor, and even if any legal proceeding over the Operating Statement is resolved against Lessor this Lease shall remain in full force and effect and Lessor shall not be liable for any consequential damages, and pending the determination of such dispute, Lessee, within ten (10) days of receipt of such Operating Statement, shall pay its pro rata share of the Operating Costs in accordance with the Operating Statement, without prejudice to Lessee's position. If the dispute shall be determined in Lessee's favor, Lessor shall forthwith pay to Lessee the amount of Lessee's overpayment of Rent resulting from compliance with the Operating Statement. If an Operating Cost Year ends after this Lease expires or terminates, the Additional Rent payable under this Article shall be paid by Lessee within ten (I 0) days of its receipt of the Operating Statement for such Operating Cost Year.

4.3  Use of Common Areas. During the Term, Lessee, its licensees, invitees, customers, and employees, shall have the non-exclusive right to use all Building Common Areas, including but not limited to entrances, lobbies, elevators, stairs, corridors, and other public areas of the Building in common with Lessor, other Building occupants, their officers, agents, employees, invitees and customers. During the Term, Lessee, its licensees, invitees, customers, and employees, shall have the non-exclusive right to use all the Common Areas, including but not limited to sidewalks and pedestrian walkways, parking areas, driveways and landscaped areas in common with Lessor, other Sherwood Business Center occupants, their

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officers, agents, employees, invitees and customers. Lessor shall at all times have the exclusive control and management of the Common Areas. Without limiting the scope of such discretion, Lessor shall have the full right and authority to employ all personnel and to establish, modify, and enforce reasonable rules and regulations necessary for the proper operation and maintenance of Common Areas. Lessor shall have the right to close all or any portion of the Common Areas to such extent as, in the opinion of Lessor's legal counsel, may be legally sufficient to prevent a dedication or the accrual of any rights to any person (other than Lessee) or the public; and to do and perform such other acts in and to the Common Areas as Lessor shall reasonably determine to be advisable. All Common Areas which Lessee may be permitted to use are to be used under a revocable license. If the amount of such Common Areas be diminished, Lessor shall not be subject to any liability nor shall Lessee be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction. Notwithstanding anything herein to the contrary, Lessor reserves the right at any time and from time to time to add additional properties to the Common Areas; and to do and perform any other acts in and to said Common Areas as Lessor determines to be advisable.

ARTICLE 5.  USE

5.1  Specific Use. Lessee shall use and occupy the Premises continuously during the Term for research, manufacturing and distribution of food grade supplements and related lawful activity. The Premises may not be used for any other purpose or be the subject of a change in concept without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. Subject to any applicable laws governing Lessee's hours of operation, Lessee shall conduct its business and shall keep the Premises open for business and cause Lessee's business to be conducted therein during normal working hours on Monday through Friday; provided, however, that this provision shall not apply if the Premises is closed and the business of Lessee temporarily discontinued therein on the account of strikes, lockouts, or similar causes beyond the reasonable control of Lessee. Neither Lessee nor the employees, agents, concessionaires, licensees, or sublessees of Lessee shall solicit business in the Common Areas, nor shall Lessee distribute any handbills or other advertising matter on automobiles parked in the Common Areas. Lessee shall not place or erect any signs outside of the Premises without the prior written consent of Lessor, which consent may be withheld in Lessor's sole opinion. Further, Lessor shall have the right to approve any signs or displays Lessee may desire to erect on or about the Premises that are visible from the exterior of the Premises, in order to ensure that Lessor may control the quality and character of the presentation displayed by Lessee. Such approval may be withheld or revoked if Lessor in good faith believes such display or plan is unsatisfactory or inappropriate for the Building. Lessee acknowledges that any violation of the foregoing provisions of this Section by Lessee constitutes a material breach of this Lease.

5.1 Notwithstanding the forgoing Tenant may install signage on Tenants Portion of the building in compliance with all city/county codes. Landlords signage approval may not be unreasonably withheld.

5.2  Hazardous Material.

5.2.1  Lessee shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Premises, Building, Suite 800 or Sherwood Business Center. Lessee may use or otherwise handle on the Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of the business specified in Section 5.1. Lessee may store such Hazardous Substances on

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the Premises only in quantities necessary to satisfy Lessee's reasonably anticipated needs. Lessee shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Premises. On the expiration or termination of this Lease, Lessee shall remove all Hazardous Substances from the Premises. The term Environmental Law shall mean any federal, state, or local statute, regulation, or ordinance or any judicial or other governmental order pertaining to the protection of health, safety, or the environment. The term Hazardous Substance shall mean any hazardous, toxic, infectious, or radioactive substance, waste, and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

5.2.2  Lessee shall indemnify, defend with counsel selected by Lessor, and hold Lessor harmless from any and all claims, demands, suits, actions, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Premises, the Building, Suite 800 and/or Sherwood Business Center damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building, Suite 800 or Sherwood Business Center, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of contamination by Hazardous Material to the extent such contamination has resulted from the acts or omissions of Lessee or of Lessee's agents or contractors or persons under Lessee's control. This indemnification of Lessor by Lessee includes, without limitation, costs included in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Building, Suite 800 and/or Sherwood Business Center. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises, the Building, Suite 800, or Sherwood Business Center was caused or permitted solely by the negligent conduct of Lessee or its agents, contractors, invitees or persons under Lessee's control, and results in any contamination of the Premises, the Building, Suite 800, or Sherwood Business Center, Lessee shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building, Suite 800 or Sherwood Business Center to the condition existing prior to the release of any such Hazardous Material, provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building, Suite 800, or Sherwood Business Center. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

5.2.3  Lessor represents that it has no knowledge of any spill, leak, disposal, or other release of Hazardous Substances on or under the Premises. Lessor shall indemnify, defend and hold Lessee harmless from any and all claims, demands, suits, actions, judgments, damages, penalties, fines, costs, liabilities or losses arising out of a breach of Lessor's representation concerning Hazardous Substances.

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5.3  Restrictions on Use.  In connection with the use of the Premises, Lessee shall:

5.3.1 Conform to all applicable laws and regulations of any public authority affecting the Premises and the use, and correct at Lessee's own expense any failure of compliance created through Lessee's fault or by reason of Lessee's use, but Lessee shall not be required to make any structural changes to effect such compliance unless such changes are required because of Lessee's specific use.

5.3.2 Refrain from any activity that would make it impossible to insure the Premises against casualty, would increase the insurance rate, or would prevent Lessor from taking advantage of any ruling of the Oregon Insurance Rating Bureau, or its successor, allowing Lessor to obtain reduced premium rates for long-term fire insurance policies, unless Lessee pays the additional cost of the insurance.

5.3.3 Refrain from any use that would be reasonably offensive to other lessees or owners or users of neighboring premises or that would tend to create a nuisance or damage the reputation of the Premises or Building.

5.3.4 Refrain from loading the electrical system or floors beyond the point considered safe by a competent engineer or architect selected by Lessor.

5.4 Rules. Lessee shall faithfully observe and comply with reasonable rules and regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall bind upon Lessee upon delivery of a copy of them to Lessee, and shall become effective five days after delivery thereof. Lessor shall not be responsible to Lessee for the nonperformance of any said rules by any other tenant or occupant of the Sherwood Business Center.

5.5 Covenants, Conditions and Restrictions. Lessor reserves the right from time to time to record Covenants, Conditions and Restrictions governing the use of the Sherwood Business Center and from time to time to make all reasonable modifications to said Covenants, Conditions and Restrictions. The Covenants, Conditions and Restrictions and any modifications to the Covenants, Conditions and Restrictions shall bind Lessee upon delivery of a copy of them to Lessee and shall become effective five days after delivery thereof. Lessor shall not be responsible to Lessee for the nonperformance of any said Covenants, Conditions and Restrictions by any other tenants or occupants of the Sherwood Business Center.

ARTICLE 6.  LIENS

6.1  Except with respect to activities for which Lessor is responsible, Lessee shall pay as due all claims for work done on and for services rendered or material furnished to the Premises, and shall keep the Premises free from any liens. If Lessee fails to pay any such claims or to discharge any lien, Lessor may do so and collect the cost as additional rent. Such action by Lessor shall not constitute a waiver of any right or remedy which Lessor may have on account of Lessee's default.

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6.2  Lessee may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, as long as Lessors' property interests are not jeopardized. If a lien is filed as a result of nonpayment, Lessee shall, within ten (10) days after knowledge of the filing, secure the discharge of the lien or deposit with Lessor cash or sufficient corporate surety bond or other surety satisfactory to Lessor in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

ARTICLE 7.  TAXES AND OTHER CHARGES

7.1  Lessee shall pay as due all taxes on its personal property located on the Premises. Lessor shall payor cause to be paid as due all other taxes and special assessments levied against the Building, Suite 800 and Sherwood Business Center. The cost of such taxes and special assessments levied against the Building, Suite 800, and Sherwood Business Center shall be an Operating Cost.

7.2  The utilities to the Premises are separately metered, and Lessee shall pay the cost of all such utilities to the Premises.

ARTICLE 8.  INSURANCE

8.1  Lessee's Insurance.

8.1.1  Lessee, at Lessee's sole cost and expense, shall maintain, insurance insuring the property of Lessee on the Premises and any alterations or improvements made to the Premises by Lessee against fire and other risks covered by a standard fire insurance policy with an endorsement for extended coverage.

8.1.2  Before going into possession of the Premises, Lessee, at its sole expense, shall procure and thereafter maintain at all times during the Term of this Lease comprehensive general liability insurance with respect to the Premises and the conduct or operation of its business, with Lessor as additional insured, with $1,000,000 minimum combined single-limit coverage, or its equivalent. Such policies shall contain such endorsements as are reasonably requested by Lessor and the exclusions shall be limited to those approved by Lessor, such approval not to be unreasonably withheld. Lessee shall deliver to Lessor and any additional named insured such paid-for policies or certificates of insurance, in a form satisfactory to Lessor, issued by the insurance company or its authorized agent, at least ten (10) days before the Commencement Date. Lessee shall procure and pay for renewals of such insurance from time to time before the expiration, and Lessee shall deliver to Lessor and any additional named insured such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All insurance policies shall contain provisions whereby (1) losses shall be payable despite the negligence of any person having an insurable interest in the improvements; (2) the proceeds will be paid in accordance with the terms of this Lease; and (3) the policies cannot be cancelled or modified unless Lessor and any additional named insured are given at least twenty (20) days' prior written notice of such cancellation or modification. From time to time, Lessor shall have the right to re-

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examine the policy limits for liability coverage required hereunder and raise the limits in line with standard industry practice at the time of Lessor's review of the Lessee's coverage. Lessee may pay insurance premiums on a monthly basis.

8.1.3  All insurance policies shall be written as primary policies or under a blanket policy of Lessee and shall not be contributing with or be in excess of the coverage that either Lessor or Lessee may carry. In the case of the liability policy, the policy shall contain a contractual liability coverage endorsement covering Lessee's indemnification duty. All such insurance policies shall be issued in the name of Lessee, with Lessor and, if Lessor has encumbered the Premises, with the Lessor's mortgagee being included in the insurance policy definition of who is an additional insured, and shall be primary to any insurance available to Lessor or Lessor's mortgagee.

8.1.4 All policies of insurance shall be issued by good, responsible companies, with a Best's A-or better rating or equivalent, reasonably acceptable to Lessor and that are qualified to do business in the state of Oregon. If requested by Lessor, Lessee shall provide Lessor with executed copies of such policies of insurance. All policies of insurance must contain a provision that the company writing the policy will give Lessor thirty (30) days' written notice in advance of any cancellation, substantial change of coverage, or the effective date of any reduction in amount of insurance.

8.2  Lessor's Insurance. Lessor may also maintain or cause to be maintained on the Building a policy of commercial general liability insurance and a policy of casualty insurance insuring the Building against fire and other risks in amounts deemed necessary by Lessor. The cost of such insurance shall be an Operating Cost.

8.3  Waiver of Subrogation. Each of the parties hereto hereby waives any and all right of action for negligence against the other party hereto which may thereafter arise for damages to the Premises, to property therein, or the right to use and occupancy resulting from any fire or other casualty of the kind insured against by Lessor or Lessee, regardless of whether or not or in what amount such insurance is now or hereafter carried by the parties hereto, or either of them, unless such waiver is expressly prohibited under the insurance policy or policies then in force.

ARTICLE 9. DESTRUCTION OF PREMISES

9.1  Repair. If the Premises is damaged or destroyed by fire or any other cause at any time during the Term and there is sufficient insurance to cover the cost of Lessor's repairs to the Premises, Lessor shall repair the Premises. If Lessor elects to repair the Premises and whether or not covered by insurance, Lessee shall promptly repair and restore any alterations or improvements that were constructed on the Premises by Lessee. The completed repair, restoration or replacement shall be equal in value, quality, design and use to the condition of the Premises immediately before the damage. Both Lessor's and Lessee's repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of the parties and shall be performed in accordance with the provisions of Article 11.

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If Lessor's insurance coverage will not cover the costs of Lessor's repairs to the Premises, Lessor, at its sole option, may elect to terminate the Lease as of the date of the damage or destruction by notice given to Lessee in writing not more than thirty (30) days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and Lessee shall be entitled to reimbursement of any prepaid amounts paid by Lessee attributable to the anticipated term.

9.2 Rent Abatement. Rent shall be abated during the repair of any damage to the extent the Premises are untenantable, except that there shall be no rent abatement where the damage occurred as the result of the fault of Tenant.

9.3 Damage Late in Term. If damage or destruction to which Section 9.1 would apply occurs within one year before the end of the then current Term, either party may elect to terminate this Lease by written notice to the other party given within thirty (30) days after the date of the damage. Such termination shall have the same effect as termination by Lessor under Section 9.1.

ARTICLE 10.  LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

10.1  If Lessee at any time fails to pay any taxes, assessments, fees or charges in accordance with the provisions of this Lease or fails to make any other payment or perform any other act on its part to be made or performed, then Lessor, after ten (10) days' notice to Lessee (or without notice in case of an emergency) and without waiving or releasing Lessee from any obligation of Lessee contained in this Lease or from any default by Lessee and without waiving Lessor's right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to):

10.1.1  Pay any taxes, assessments, fees or charges payable by Lessee pursuant to the provisions of this Lease; or

10.1.2  Make any other payment or perform any other act on Lessee's part to be made or performed as provided in this Lease, and may enter the Premises for any such purpose, and take all such action, as may be necessary.

10.2  If Lessor at any time fails to pay any taxes, assessments, fees, or charges in accordance with the provisions of this Lease or fails to make any other payment or perform any other act on its part to be made or performed, then Lessee, after ten (10) days' notice to Lessor (or upon twenty-four (24) hours' notice in case of an emergency) and without waiving or releasing Lessor from any obligation of Lessor contained in this Lease or from any default by Lessor and without waiving Lessee's right to take such action as may be permissible under this Lease as a result of such default, may (but shall be under no obligation to),

10.2.1  Pay any taxes, assessments, fees or charges payable by Lessor pursuant to the provisions of this Lease; or

10.2.2  Make any other payment or perform any other act on Lessor's part to be made or performed as provided in this Lease.

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10.3  All sums so paid by Lessor and all costs and expenses incurred by Lessor, including reasonable attorney fees, in connection with the performance of any such act, together with, if Lessee does not pay the same within the 30-day period after notice from Lessor, interest from the date of such payment or incurrence by Lessor of such cost and expense until paid, at the annual rate of twelve percent (12%), shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand. All sums so paid by Lessee and all costs and expenses incurred by Lessee including reasonable attorneys' fees, in connection with the performance of such act, together with, if Lessor does not pay the same within the thirty (30) day period after notice from Lessee, interest from the date of such payment or incurrence by Lessee of such cost and expense until paid, at the annual rate of twelve percent (12%) shall be payable by Lessor to Lessee on demand.

ARTICLE 11.  REPAIRS AND MAINTENANCE

11.1  Lessor's Obligations. The following shall be the responsibility of the Lessor:

11.1.1  Repairs and maintenance of the roof and gutters, exterior walls (including painting), bearing walls, structural members, floor slabs, and foundation of the Building;

11.1.2  Repair and maintenance of the Common Areas; and

11.1.3  Replacement of the heating and air conditioning system due to normal wear and tear.

11.2  Lessee's Obligations. The following shall be the responsibility of the Lessee:

11.2.1  Repair of interior walls, ceilings, doors, windows, and related hardware, light fixtures, switches, bulb replacement, and wiring and plumbing from the point of entry to the Premises;

11.2.2  Any repairs necessitated by the negligence of Lessee, its agents, employees, and invitees, except as provided in Section 8.3 dealing with waiver of subrogation, but including repairs that would otherwise be the responsibility of Lessor under Section 11.1 ;

11.2.3  Any repairs or alterations required under Lessee's obligation to comply with laws and regulations as set forth in Section 5.3 ;

11.2.4  All other repairs to the Premises that Lessor is not required to make under Section 11.1.

11.2.5  Reimburse Lessor for Lessee's Percentage of the cost of the Building and Common Area maintenance and repairs. Lessee's Percentage shall be estimated, calculated and paid in the manner provided for with respect to Operating Costs set forth in Article 4.

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11.2.6  Repair and Maintenance of the heating and air conditioning system and replacement of the heating and air conditioning system due to improper maintenance and/or neglect by Lessee.

11.3  Lessor's Interference with Lessee. In performing any repairs, replacements, alterations, or other work performed on or around the Premises, Lessor shall not cause unreasonable interference with use of the Premises by Lessee. Lessee shall have no right to an abatement of rent nor any claim against Lessor for any inconvenience or disturbance resulting from Lessor's activities performed in conformance with the requirement of this provision.

11.4  Inspection of Premises. Lessor shall have the right to inspect the Premises at any reasonable time or times subject to the notice provided in Section 15.3 to determine the necessity of repair. Whether or not such inspection is made, the duty of Lessor to make repairs shall not mature until a reasonable time after Lessor has received from Lessee written notice of the repairs that are required.

ARTICLE 12.  BROKERAGE PROVISION

Capacity Commercial Group is the exclusive broker for the Lessor and subject to a commission based on the listing agreement. There are no other brokers of record for this transaction and no other commissions will be paid by Lessor.

ARTICLE 13.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

13.1  Improvements by Lessor. There are no alterations, additions or improvements promised by Lessor.

13.2  Additional Alterations and Improvements. Lessee shall not construct any improvements or alterations without first obtaining Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. All additional alterations or improvements shall be made in a good and workmanlike manner, and in compliance with all applicable laws and building codes. As used herein, alterations include the installation of computer or telecommunications wiring, cables, and conduit.

13.3  Plans and Specifications. If Lessee is allowed by Lessor to make any alterations to the Premises, within ten (10) days following Lessor's consent, Lessee shall submit to Lessor the initial plans and specifications for the alterations. Lessor shall have ten (10) days following receipt of the initial plans and specifications (or any modification thereof) to provide Lessee with written notice of Lessor's approval or disapproval of the same. If Lessor disapproves the plans and specifications within said ten (10) day period, Lessee shall cause same to be revised accordingly and shall submit the revised plans and specifications to Lessor for approval. Lessor shall have ten (10) days to disapprove any revised plans and specifications. The foregoing process shall continue until Lessor approves the plans and specifications. Further, Lessee shall provide Lessor with "as-built" drawings of any alterations made to the Premises.

13.4  Ownership and Removal of Alterations. All improvements and alterations performed on the Premises by either Lessor or Lessee shall be the property of Lessor when

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installed unless the applicable Lessor's consent specifically provides otherwise. Improvements and alterations installed by Lessee shall, at Lessor 's option, be removed by Lessee and the Premises restored unless the applicable Lessor's consent specifically provides otherwise.

13.5  Waiver.  Lessor may condition its consent to installation of "a work of visual art" in the Premises, as defined in the Visual Artists Rights Act of 1990 (VARA) at 17 USC ' 101, on Lessee's delivery to Lessor a written waiver of moral rights under the VARA executed by the artist and to be executed by Lessor acknowledging that the work may be subject to destruction on removal.

ARTICLE 14.  NO WASTE

Lessee shall not do or suffer any waste or damage, disfigurement, or injury to the Premises. Demolition of all or any part of the alterations done in accordance with the requirements of Article 13 above shall not be considered prohibited by the terms of this Article.

ARTICLE 15.  INSPECTION AND ACCESS

15.1  Lessor shall have the right to enter on the Premises at any time to determine Lessee's compliance with this Lease, to make necessary repairs to the Building or to the Premises, or to show the Premises to any prospective tenant or purchaser, upon the notice required by Section 15.3 and in addition shall have the right, at any time during the last two months of the Term of this Lease, to place and maintain on the Premises notices for leasing or selling of the Premises.

15.2  During the progress of any work on the Premises performed by Lessor pursuant to the provisions in this Lease, Lessor may keep and store on the Premises all necessary materials, tools, supplies, and equipment. Lessor shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of Lessee or any user by reason of making such repairs or performing any such work, or on account of bringing materials, tools, supplies, and equipment onto the Premises during the course of the work and the obligations of Lessee under this Lease shall not be affected by the work.

15.3  Except in the event of an emergency, all entry to the Premises by Lessor shall require at least twenty-four (24) hours' advance written notice to Lessee. In the event of any emergency repairs, Lessor shall use reasonable efforts to give Lessee the earliest possible notice of the same.

ARTICLE 16.  INDEMNITY

16.1  By Lessee.  Lessee agrees to indemnify, protect, defend and hold Lessor harmless from all actions, claims, demands, losses, costs, damages, and all reasonable expenses incurred in investigating or resisting the same, for injury to person, loss of life or damage to property arising at any time after the commencement date of the Term and until the expiration or termination of the Term and: (a) occurring on or about the Premises, or arising out of use and occupancy of the Premises, except to the extent caused by the act or neglect of Lessor, its contractors, agents or employees; or (b) caused by the negligence, negligent performance of or

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failure to perform any of Lessee's obligations under this Lease.

16.2  By Lessor.  Lessor agrees to indemnify, protect and defend and hold Lessee harmless from all actions, claims, demands, losses, costs, damages, and all reasonable expenses incurred in investigating or resisting the same, for injury to person, loss of life or damage to property: (a) occurring on or about the Common Areas, except to the extent caused by the act or neglect of Lessee, its contractors, agents or employees; or (b) caused by the negligence, negligent performance of or failure to perform any of Lessor's obligations under this Lease. Notwithstanding the foregoing, Lessor shall have no liability to Lessee for the failure or interruption of utilities under this Lease. In no event shall Lessor be liable for lost profits or consequential damages under this Lease.

16.3  Survival.  Indemnity provisions of this Lease shall apply following the commencement date of the Term and shall survive termination of this Lease.

ARTICLE 17.  CONDEMNATION

17.1  Partial Taking.  If a portion of the Premises is condemned and Section 17.2 does not apply, the Lease shall continue on the following terms:

17.1.1  Lessor shall be entitled to all of the proceeds of condemnation, and Lessee shall have no claim against Lessor as a result of the condemnation.

17.1.2  Lessor shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation; provided, however, Lessor shall not be obligated to expend more than the proceeds of condemnation received by Lessor; further provided, however, if any lender with a security interest in the Premises does not consent to the use of the condemnation proceeds for the repair or restoration of the Premises, Lessor may elect to treat the condemnation as a total taking and the provisions of Section 17.2 shall apply.

17.1.3  After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Lessor to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the Premises as an economic unit on account of the partial taking.

17.1.4  If a portion of Lessor 's property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Sections 17.1.1 and 17.1.3 apply, and the rent shall be reduced to the extent of reduction in rental value of the Premises as though a portion had been physically taken.

17.2  Total Taking.  If a condemning authority takes all of the Premises or a portion

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sufficient to render the remaining premises reasonably unsuitable for the use that Lessee was then making of the Premises, Lessor may terminate the Lease as of the date the title vests in the condemning authorities. Such termination shall have the same effect as a termination by Lessor under Section 9.1. Lessor shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

17.3  Sale in Lieu of Condemnation.  Sale of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 17 as a taking by condemnation.

ARTICLE 18.  ASSIGNMENT AND SUBLETTING

The Lessee shall not assign this Lease in whole or in part by operation of law or otherwise, nor sublet all or any part of the Premises, without the prior written consent of the Lessor in each instance. Any assignment or sublease without Lessor 's prior consent shall, at Lessor's option, be void. The Lessor reserves the right to impose such conditions upon assignment or subletting as any circumstances may be reasonable and necessary. Notwithstanding the foregoing, Lessor shall not unreasonably withhold or delay its consent to a proposed assignment; provided, however, that Lessor shall be reasonable in granting or withholding its consent to any assignment based upon (i) any proposed change in use, (ii) the financial condition of the proposed assignment, and (iii) the tenant mix in the Building.

Notwithstanding any assignment or sublease, the Lessee shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of the Lease. Any profits derived from subleasing of the Premises by Lessee shall be split 50/50 between the Lessor and Lessee.

ARTICLE 19.  SUCCESSORS AND ASSIGNS

All rights, remedies, liability and obligations herein given to or imposed upon either of the parties hereto shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors-in-interest and permitted assigns of the respective parties.

ARTICLE 20.  DEFAULT; REMEDIES

20.1  The occurrence of anyone or more of the following events of default constitutes a breach of this Lease by Lessee:

20.1.1  If Lessee defaults in the payment of Rent due and payable by Lessee, and such default continues for ten (10) days after Lessor has given Lessee a notice specifying the same; provided, however, during any twelve (12) month period, Lessee shall be entitled to only two (2) notices pursuant to this Section 20.1.1 and any subsequent failure to pay Rent when due and payable shall be a default without the requirement of notice;

20.1.2  If Lessee, whether by action or inaction, is in default of any of its obligations under this Lease (other than a default in the payment of Rent by Lessee) and

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such default continues and is not remedied within thirty (30) days after Lessor has given Lessee a notice specifying the same, or, in the case of a default that can be cured but not within a period of thirty (30) days, if Lessee has not (1) commenced curing such default within such thirty (30) day period; (2) notified Lessor of Lessee's intention to cure the default; and (3) continuously and diligently completed the cure of the default;

20.1.3  Insolvency of Lessee; an assignment by Lessee for the benefit of creditors; filing by Lessee of a voluntary petition in bankruptcy; an adjudication that Lessee is bankrupt or the appointment of a receiver of the properties of Lessee; the filing of any involuntary petition of bankruptcy and failure of Lessee to secure a dismissal of the petition within thirty (30) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Lessee to secure discharge of the attachment or release of the levy of execution within ten (10) days shall constitute a default. If Lessee consists of two or more individuals or business entities, the events of default specified in this Section 20.1.3 shall apply to each individual unless within ten (10) days after an event of default occurs, the remaining individuals produce evidence satisfactory to Lessor that they have unconditionally acquired the interest of the one causing the default. If the Lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Lessee under the lease.

20.1.4  Failure of Tenant for thirty (30) days or more to occupy the Premises for one or more of the purposes permitted under this Lease, unless such failure is excused under other provisions of this Lease.

20.2  Upon the occurrence of an event of default, Lessor may exercise anyone or more of the remedies set forth in this Article or any other remedy available under applicable law or contained in this Lease:

20.2.1  Late Charge.  Notwithstanding any other provision contained herein, Lessee shall pay to Lessor a late charge in the amount of five percent (5%) of the monthly rental, or $200.00, whichever amount is greater for any rental payment or other payment to be paid by Lessee to Lessor which is not paid within ten (10) days from the date such payment becomes due without notice or demand.

20.2.2  In the event of a default the Lease may be terminated at the option of Lessor by written notice to Lessee. Whether or not the Lease is terminated by the election of Lessor or otherwise, Lessor shall be entitled to recover damages from Lessee for the default, and Lessor may reenter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

20.2.3  Following reentry or abandonment, Lessor may relet the whole or any part of the Premises from time to time, either in the name of Lessor or otherwise, to such lessees, for such terms ending before, on, or after the expiration date of the Term, at such rentals and on such other conditions (including concessions and free rent) as Lessor may determine to be appropriate. To the extent allowed under Oregon law,

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Lessor shall have no obligation to relet all or any part of the Premises and shall not be liable for refusal to relet the Premises, or, in the event of such reletting, for refusal or failure to collect any rent due on such reletting; and any action of Lessor shall not operate to relieve Lessee of any liability under this Lease or otherwise affect such liability. Lessor at its option may make such physical changes to the Premises as Lessor, in its sole discretion, considers advisable and necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting Lessee's liability.

20.2.4  Whether or not Lessor retakes possession or relets the Premises, Lessor has the right to recover its damages, including without limitation all lost rentals, all legal expenses, all costs incurred by Lessor in restoring the Premises or otherwise preparing the Premises for reletting, and all costs incurred by Lessor in reletting the Premises.

20.2.5  To the extent permitted under Oregon law, Lessor may sue periodically for damages as they accrue without barring a later action for further damages. Lessor may in one action recover accrued damages plus damages attributable to the remaining Term equal to the difference between the Rent reserved in this Lease for the balance of the Term after the time of award, and the fair rental value of the Premises for the same period, discounted at the time of award at a reasonable rate not to exceed ten percent (10%) per annum. If Lessor has relet the Premises for the period that otherwise would have constituted all or part of the unexpired portion of the Term, the amount of rent reserved on such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting unless Lessee can establish otherwise.

20.3  No failure by Lessor to insist on the strict performance of any agreement, term, covenant, or condition of this Lease or to exercise any right or remedy consequent upon a breach, and no acceptance of full or partial Rent during the continuance of any such breach, constitutes a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition to be performed or complied with by Lessee, and no breach by Lessee, shall be waived, altered, or modified except by a written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant, and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach.

20.4  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor or Lessee of anyone or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 21.  TRANSFER OF INTEREST BY LESSOR

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Lessor may sell, exchange, assign, transfer, convey, contribute, distribute, or otherwise dispose of all or any part of its interest (called "Lessor's Interest") in the Premises or this Lease (including but not limited to Lessor's reversion).

ARTICLE 22.  RIGHT TO ENCUMBER

Lessor, during the Term, may encumber, mortgage, pledge, or otherwise hypothecate its fee simple interest in the Premises. Further, at Lessor's request, Lessee will cooperate reasonably with Lessor and join in the execution of a commercially reasonable Subordination, Nondisturbance and Attornment Agreement with an institutional mortgage lender designated by Lessor.

ARTICLE 23.  QUIET ENJOYMENT

Lessee, on paying the Rent and observing and keeping all covenants, agreements, and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by, through, or under Lessor as such, subject, however, to the exceptions, reservations, and conditions of this Lease.

ARTICLE 24.  HOLDING OVER

24.1  If Lessee does not vacate the Premises at the time required, Lessor shall have the option to treat Lessee as a tenant from month to month, subject to all of the provisions of this Lease except the provisions for term and renewal and at a monthly Base Rent rate equal to 150% of the monthly Base Rent for the last month of the Term, or to eject Lessee from the Premises and recover damages caused by wrongful holdover. Failure of Lessee to remove fixtures, furniture, furnishings, or trade fixtures that Lessee is required to remove under this Lease shall constitute a failure to vacate to which this section shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Lessor for any purpose including preparation for a new tenant.

24.2  If a month-to-month tenancy results from a holdover by Lessee under this Article 23, the tenancy shall be terminable at the end of any monthly rental period on written notice from Lessor given not less than ten (l0) days before the termination date which shall be specified in the notice. Lessee waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

ARTICLE 25.  SURRENDER

25.1  Condition of Premises.  On expiration of the Term or earlier termination on account of default, Lessee shall deliver all keys to Lessor and surrender the Premises in first-class condition and broom clean, reasonable wear and tear excepted. Alterations or improvements constructed by Lessee with permission from Lessor shall not be removed or restored to the original condition unless the terms of permission for the alteration or improvement so require. Depreciation and wear from ordinary use for the purpose for which the Premises are leased shall be excepted but repairs for which Lessee is responsible shall be completed to the latest practical date before such surrender. Lessee's obligations under this

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section shall be subordinate to the provisions of Article 9 relating to destruction.

25.2  Fixtures.

All fixtures placed on the Premises during the Term, other than Lessee's trade fixtures, shall, at Lessor's option, become the property of Lessor. If Lessor so elects, Lessee shall remove any or all fixtures that would otherwise remain the property of Lessor, and shall repair any physical damage resulting from the removal. If Lessee fails to remove such fixtures, Lessor may do so and charge the cost to Lessee with interest at the legal rate from the date of expenditure.

Before expiration or other termination of the lease term, Lessee shall remove all furnishings, furniture, and trade fixtures that remain its property. If Lessee fails to do so, this failure shall be an abandonment of the property, and Lessor may retain the property and all rights of Lessee with respect to it shall cease or, by notice in writing given to Lessee within twenty (20) days after removal was required, Lessor may elect to hold Lessee to its obligation of removal. If Lessor elects to require Lessee to remove, Lessor may effect a removal and place the property in public storage for Lessee's account. Lessee shall be liable to Lessor for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure by Lessor.

25.3  The provisions of this Article shall survive any termination of this Lease.

ARTICLE 26.  PARKING

Lessee and its employees will park their automobiles only in areas designated by the Lessor from time to time for that purpose. Lessee's customers, invitees, and guests may park in the Building parking areas. Lessee shall be entitled to a minimum of 15 unmarked parking spaces.

ARTICLE 27.  SIGN PYLON

If Lessor constructs a sign pylon in Sherwood Business Center ("Sign Pylon"), Lessee shall have the right to place a sign on the Sign Pylon at a location specified by Lessor. Lessee shall pay the cost of its own sign face. If Lessee places a sign on the Sign Pylon, Lessee shall pay a pro rata share of the cost of insuring, operating, powering, maintaining, repairing and replacing the Sign Pylon. The Lessee 's pro rata share shall be the total cost of insuring, operating, powering, maintaining, repairing and replacing the Sign Pylon multiplied by Lessee's Percentage. Lessee's Percentage shall be equal to a fraction, the numerator of which is the number of square feet devoted to Lessee's sign panels on the Sign Pylon and the denominator of which is the total square footage of all sign panels on the Sign Pylon.

ARTICLE 28.  INVALIDITY OF PARTICULAR PROVISIONS

If any term or provision of this Lease or the application of the Lease to any person or circumstances is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it

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is held invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 29.  ESTOPPEL CERTIFICATE

Either party, within ten (10) days after a request from time to time made by the other party and without charge, shall give a certification in writing to any person, firm, or corporation reasonably specified by the requesting party stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly Base Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit or prepaid Rent. Failure to deliver the certificate within the specified time shall be conclusive on the party from whom the certificate was requested that the lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

ARTICLE 30.  FORCE MAJEURE

If the performance by either of the parties of their respective obligations under this Lease (excluding monetary obligations) is delayed or prevented in whole or in part by any acts of God, fire or other casualty, floods, storms, explosions, accidents, epidemics, war, civil disorders, strikes or other labor difficulties, shortage or failure of supply of materials, labor, fuel, power, equipment, supplies or transportation, or by any other cause not reasonably within the party's control, whether or not specifically mentioned, the party shall be excused, discharged, and released of performance to the extent such performance or obligation (excluding any monetary obligation) is so limited or prevented by such occurrence without liability of any kind.

ARTICLE 31.  NOTICES

31.1  Any notice required or permitted by the terms of this Lease shall be deemed given if delivered personally to an officer of the party to be notified or sent by United States registered or certified mail, postage prepaid, return-receipt requested, and addressed as follows:

If to Lessor:

Lanz Properties, LLC

3025 West 7th Place

Eugene, Oregon 97402

If to Lessee:

Entia Biosciences

13565 SW Tualatin-Sherwood Road, Suite 800

Sherwood, OR 97140

or such other addresses as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request, or other communication shall be deemed to have been given or served on actual receipt.

31.2  Notwithstanding anything in this Article to the contrary, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be

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delivered pursuant to this Lease or this Article shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE 32.  COSTS AND ATTORNEY FEES

In the event either party defaults or breaches this Agreement, such party shall reimburse all reasonable costs and attorney fees incurred by the other in connection with the default or breach. In the event of any litigation or other proceeding, including any action or participating in connection with a case or proceeding under any chapter of the Bankruptcy Code or any successor statute, between the parties to declare or enforce any provision of this Agreement, the prevailing party or parties shall be entitled to recover from the other party or parties, in addition to any other recovery and cost, reasonable attorney fees incurred in such litigation, and other proceeding, in both the trial and in all appellate courts and reasonable post-judgment collection costs, including attorney fees.

ARTICLE 33.  ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties and, except as otherwise provided, can be changed, modified, amended, or terminated only by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Lessee and Lessor that there are no verbal agreements, representations, warranties, or other understandings affecting this Lease.

ARTICLE 34.  APPLICABLE LAW

This Lease shall be governed by, and construed in accordance with, the laws of the state of Oregon. Venue for any action commenced in connection with this Lease shall be in Lane County, Oregon.

ARTICLE 35.  INTEREST ON RENT ARREARAGES

All arrearages in the payment of Rent that Lessee fails to pay within the ten (10) day period after notice from Lessor shall bear interest from the date due until paid, at the rate of twelve percent (12%) per annum.

ARTICLE 36.  CAPTIONS AND TABLE OF CONTENTS

36.1  The captions of this Lease are for convenience and reference only, and in no way define, limit, or describe the scope or intent of this Lease or in any way affect this Lease.

ARTICLE 37.  DEFINITION OF LESSOR

The term Lessor as used in this Lease means only the owner for the time being of the Premises, so that in the event of a sale, transfer, conveyance, or other termination of Lessor's interest in the Premises, Lessor shall be and is entirely freed and relieved of all liability of Lessor thereafter accruing, and in such event Lessor shall remit any funds held by Lessor, in

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which Lessee has an interest, to the successor owner of the Premises. Lessor shall remain liable for any such money not so remitted. It shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and such successor owner of the Premises, that such successor owner has assumed and agreed to carry out any and all agreements, covenants, and obligations of Lessor thereafter accruing.

ARTICLE 38.  LESSOR'S LIABILITY

Lessor's liability under this Lease to Lessee for damages caused by Lessor's breach of this Lease shall be limited to the monetary amount of Lessor's interest in the Premises, it being the intent of the parties that Lessee's recourse for any damages in excess of such amounts be limited to Lessee's termination of its rights under the Lease. Further, in no case may Lessee withhold rent or claim a set-off from rent.

ARTICLE 39.  RECORDATION OF LEASE

Lessee may not record this Lease or a Memorandum of Lease without the consent of Lessor.

ARTICLE 40.  CONSENT

In the event this Lease is silent as to the standard for any consent, approval, determination, or similar discretionary action, the standard shall be sole and unfettered discretion as opposed to any standard of good faith, fairness, or reasonableness.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized officers.

LESSOR:

LESSEE:

LANZ PROPERTIES, LLC

ENTIA BIOSCIENCES, INC.

By:  /s/ Mike Gandy

By:  /s/ Marvin S. Hausman

Marvin S. Hausman MD

Its:

Authorized Representative

Its:

 CEO

4/4/12

3/26/12

Initials MG/MH